UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of l934

        Date of Report (Date of earliest event reported) October 7, l999

                        Investment Properties Associates
                                 ---------------
             (Exact name of registrant as specified in its charter)

           New York                    0-5537                   13-2647723
 (State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)             File Number)           Identification No.)

   60 East 42nd Street, New York, New York                       10165
  (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code      (212) 687-6400

         (Former name or former address, if changed since last report.)



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ITEM 5.       OTHER EVENTS.

On October 4, 1999, the Registrant signed a contract to sell 1440 Broadway, New York, New York to 1440 Broadway Partners LLC, a Delaware limited liability company, at a purchase price of $152,000,000. The closing is expected to occur within the next sixty days.

A Registrant spokesman said that in the event the closing is consummated, the sales proceeds would be used to first pay mortgage debt, closing costs and other commitments, aggregating approximately $40,000,000. After completing a final accounting and establishing a record date for holders of participations of limited partnership interests, the Registrant anticipates that it will make a special distribution shortly thereafter of the excess proceeds. One-half of the net proceeds would be distributed to the general and special limited partners and one-half to the holders of its participations of limited partnership interests in accordance with the Registrant's partnership agreement.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)   Exhibits.

      Exhibit No.       Description
      -----------       -----------
      Exhibit 10 Purchase and Sale Agreement, between Registrant and 1440 Broadway Partners LLC, a Delaware limited liability company, dated October 4, 1999

      Exhibit 99            Press Release of Registrant, dated October 4, 1999


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         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          INVESTMENT PROPERTIES ASSOCIATES

                                          BY /s/ Irving Schneider
                                             -----------------------------------
                                             Irving Schneider, General Partner

Date:  October 7, 1999

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